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                                                                   EXHIBIT 10.34

                           LOAN AND PLEDGE AGREEMENT

     THIS LOAN AND PLEDGE AGREEMENT is made and entered into effective as of December 4, 2000 ("Effective Date"), by and between JOHN O'CONNELL ("Pledgor") and VYYO INC., a Delaware corporation ("Pledgee").

                                 RECITALS

     A. As of the Effective Date, Pledgor will borrow Two Million Eight Hundred Thirty Four Thousand One Hundred Sixty Three Dollars ($2,834,163) ("Proceeds") from Pledgee pursuant to the form of Promissory Note attached hereto as Exhibit A (the "Note").

     C. As security for payment of the indebtedness of Pledgor represented by the Note, Pledgor has agreed to pledge three hundred seventy thousand (370,000) shares of the Common Stock of Vyyo Inc. (the "Shares") with Pledgee to secure payment under the Note.

     B. The parties agree that they will replace the security offered by the pledge of the Shares with a secured interest in a brokerage account ("Account") held by Pledgor, and the Shares shall be deposited in such Account.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Loan.  As of the Effective Date, Pledgee agrees to loan to Pledgor the
         ----
amount of Two Million Eight Hundred Thirty Four Thousand One Hundred Sixty Three Dollars ($2,834,163) under the terms of this Agreement and the Note. The Note shall be secured as provided in this Agreement, but if the security shall be insufficient to repay the Note in full, then Pledgee shall have full recourse to collect from the Pledgor the unpaid balance of the Note.

     2.  Delivery of Shares.  Pledgor agrees to deliver to Pledgee certificates
         ------------------
representing the Shares along with medallion guarantied assignments separate from certificate sufficient to allow Pledgee to sell the Shares, within ten (10) business days from the Effective Date.

     3.  Loan Secured by Account.  The parties agree to use their best efforts
         -----------------------
to enter into such agreement or agreements as may be reasonably necessary to allow the Account to be used as security for the loan and the Note. The terms of such agreement shall include, but not be limited to the following: (i) the Shares being held in pledge will be deposited into the Account; (ii) the assets held in the Account will initially have a market value of not less than two hundred percent (200%) of the Proceeds; (iii) no assets may be withdrawn from the Account without the written consent of Pledgee, which consent will not be unreasonably withheld in the case of withdrawals necessary to pay income taxes;
(iv) in the event that Pledgor withdraws assets from the Account resulting in the assets remaining in the Account being reduced below such 200% level, Pledgor shall pay a dollar amount equal to such dollar amount below 200% to Pledgee, to

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pay down the unpaid balance of the Note; and (v) in the event Pledgor sells any of the Shares, an amount of proceeds from such sale equal to the lesser of: (a) the total sales proceeds, and (b) the purchase price to Pledgor of the Shares sold, will be used to pay down the unpaid balance of the Note.

     4.    Creation of Pledge.  Pledgor hereby assigns and sets over to Pledgee
           ------------------
the share certificates evidencing Pledgor's ownership of the Shares, together with stock powers attached thereto, duly endorsed in blank for transfer pursuant thereto.

     5.  Acceptance by Pledgee.  Pledgee accepts the terms of the above pledge
         ---------------------
and agrees to hold the Shares in pledge during the term of this Agreement, subject to the terms and conditions below.

     6.  Right to Vote Shares.  So long as Pledgor is not in default in the
         --------------------
payment of any installments due under the Note, Pledgor, absent any agreement to the contrary, shall have the right to vote the Shares on all corporate questions, and Pledgee shall, if necessary, execute due and timely proxies in favor of Pledgor to this end.

     7.  Stock Dividends.  In the event that, during the term of this pledge,
         ---------------
any stock dividend, reclassification, readjustment or other change in the capital structure or capital stock of Pledgee that is owned by Pledgor is permitted and declared, all new, substituted and additional shares, or other securities issued with regard to the Shares by reasons of any such change, shall be promptly turned over by Pledgor to Pledgee to be held by Pledgee under the terms and conditions of this Agreement in the same manner as the Shares.

     8.  Warrants, Rights and Options.  In the event that during the term of
         ----------------------------
this pledge, subscription warrants or any other rights or options shall be granted, declared or issued in connection with the Shares, such warrants, rights and options shall be exercisable by Pledgor and if exercised by Pledgor, all new stock or other securities so acquired by Pledgor shall be transferred to Pledgee and become subject to all of the terms and conditions of this Agreement, in the same manner as the Shares.

     9.  Release of Shares from Pledge.
         -----------------------------

         a. If the parties enter into the agreement or agreements contemplated under Section 3., above, then the Shares will be released from pledge when they are transferred into the Account as contemplated under Section 3.

         b. If, from time to time, Pledgor desires to sell any of the Shares ("Transfer Shares"), then Pledgor shall pay to Pledgee an amount of proceeds from the sale of the Transfer Shares equal to the lesser of: (a) the total sales proceeds, and (b) the purchase price to Pledgor of the Transfer Shares sold, as a condition to the release of such Transfer Shares from pledge or from the Account, as applicable, which payment shall constitute a payment of the Note of such amount. Prior to releasing the Transfer Shares to Pledgor, Pledgee shall deliver the certificate(s) representing the Shares for purposes of issuance of new certificates representing the Transfer Shares and

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the remaining Shares, and any other ministerial acts that may be necessary to accomplish the transfer of the Transfer Shares.

         c. Pledgor may have some or all of the Shares released from pledge if the Pledgor provides to Pledgee other security that is acceptable to Pledgee.

         d. On payment of the entire amount of principal and interest due under the Note, Pledgee shall transfer to Pledgor the certificate(s) representing the remaining Shares. The pledge and this Agreement shall terminate when the Note is paid in full, and upon Pledgee's delivery of all of the Shares to Pledgor, the terms hereof shall thereafter have no force or effect. On any default of any of the terms of this Agreement or of the Note, Pledgee shall make a demand for payment to Pledgor. If full payment of the Note is not received within three (3) days, then Pledgee shall be entitled to sell the Shares to satisfy any and all amounts due under the Note.

     10.  Execution of Documents.  Pledgor and Pledgee agree to execute any and
          ----------------------
all documents necessary to carry out the provisions of this Agreement.

     11.  Pledgee Must Consent to Transfer of Shares.   During the term of this
          ------------------------------------------
pledge, none of the Shares may be sold, gifted or otherwise disposed of, without the written consent of Pledgee.

     12.  Restrictive Legends.  Pledgee may, in its sole discretion or as
          -------------------
required by law, place appropriate restrictive legends on share certificates evidencing the Shares with respect to this pledge and applicable securities laws.

     13.  Successors and Assigns.  This Agreement, and all the terms hereof,
          ----------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators or assigns.

     14.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO CONTRACTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF CALIFORNIA.

     15.  Attorneys' Fees; Costs.  In the event a party breaches this Agreement,
          ----------------------
the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any arbitration or litigation is commenced.

     16.  Notices.  All notices, requests, demands, instructions or other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally or if given by prepaid telegram; or mailed first-class, postage prepaid, or registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery; or if delivered by reputable overnight courier service, shall be deemed to have been given on the business day following deposit with such courier, to the address set forth on the signature page below. Either party hereto may

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change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     18.  Entire Agreement.  This Agreement constitutes the entire agreement and
          ----------------
understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of all parties to this Agreement.

     19.  No Separate Representation.  The parties acknowledge that they have
          --------------------------
jointly retained the firm of Bay Venture Counsel, LLP ("BVC"), to prepare this document. Each party hereby acknowledges that BVC has not advised either party to enter into this Agreement but as legal counsel to the parties has merely reduced the Agreement reached by the parties to writing. BVC has advised each party as to the implications of joint representation in that each party may now or hereafter have potentially differing interests, and each party by his signature on this Agreement acknowledges his consent to such joint representation and waives the conflict arising from the fact that BVC generally represents all parties to this Agreement (though represented none of them in this Agreement) and is acting as the Pledgee. The parties agree that they have waived any right or interest which either may have in separate legal representation, notwithstanding any conflicts of interest which they have.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

PLEDGOR:                                    PLEDGEE:

JOHN O'CONNELL                              VYYO INC.,
                                            a Delaware corporation
                                            20400 Stevens Creek Blvd., 8th Floor
                                            Cupertino, California 95014

  /s/ John O'Connell
 --------------------

                                            By:  /s/ Eran Pilovsky
                                               --------------------------------
                                            Name: Eran Pilovsky
                                                 ------------------------------
                                            Title:  CFO
                                                  -----------------------------

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                                                                       EXHIBIT A
                            SECURED PROMISSORY NOTE

$2,834,163.00            Cupertino, California                  December 4, 2000

     FOR VALUE RECEIVED, the undersigned, JOHN O'CONNELL (hereinafter the "MAKER"), hereby promises to pay to VYYO INC. (hereinafter the "PAYEE"), or order, in Cupertino, California, or at such other place as PAYEE may from time to time designate, in United States of America currency, the sum of Two Million Eight Hundred Thirty-Four Thousand One Hundred Sixty Three Dollars ($2,834,163.00), with interest on the unpaid principal balance. Interest shall accrue from the date of this Note at a variable rate equal to the federal funds rate of the Federal Reserve Board, as in effect from time to time, plus 2%.
The initial rate shall be eight and one-half percent (8.5%) per annum.  This
Note is secured under the terms of a Loan and Pledge Agreement of even date herewith under which MAKER has pledged 370,000 shares of common stock of Vyyo Inc. ("Shares") held by MAKER as security for the repayment of this Note, and under which MAKER has agreed to grant a security interest in certain other assets of MAKER. Notwithstanding the foregoing security, this Note is a full recourse promissory note.

     Interest under this Note shall be payable on a quarterly basis on the last day of each calendar quarter beginning on March 31, 2001 . The principal amount under this Note and any accrued and unpaid interest thereon shall be due and payable in full on December 4, 2003.

     If from time to time MAKER sells any of the Shares, then MAKER shall at such time repay to PAYEE an amount equal to the lesser of: (a) the total sales proceeds, and (b) the purchase price to MAKER of the Shares sold. If MAKER withdraws assets from MAKER's brokerage account in which MAKER has granted a security interest to PAYEE to secure MAKER's obligation under this Note, which withdrawal results in the assets remaining in such account being reduced below 200% of the outstanding principal amount under this Note, MAKER shall repay to PAYEE a dollar amount equal to such dollar amount below such 200% level, to pay down the unpaid balance of this Note. If MAKER's employment with PAYEE is terminated for any reason, then this Note shall, within twenty (20) business days from the date of such termination, be due and payable in full. If this Note becomes due and payable as a result of the MAKER's termination of employment, and the date that the Note is due and payable falls in a period in which MAKER is legally or under PAYEE's company policy precluded from selling the stock of PAYEE, then the Note shall not be due and payable until ten (10) business days following the date that MAKER may legally sell PAYEE's stock.

     The MAKER shall have the right to prepay all or any part of the unpaid principal of this Note from time to time without any penalty or premium. Any payments made under this Note shall be applied first against any accrued interest, and then against principal.

     In the event of default in the payment of any installment of principal or interest under this Note for more than thirty (30) days after such comes due, or a breach by MAKER of any material term of the Loan and Pledge Agreement, the entire outstanding balance of principal and interest under this Note shall become immediately due and payable at the option of the holder of this Note.

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     If a party breaches this Note, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

     Consent by the PAYEE to waive one default shall not be deemed to be a waiver of the right to require consent to waive future or successive defaults.

     This Note shall be governed as to its construction, interpretation and enforcement and in all other respects by the laws of the State of California without regard to the conflicts of laws provisions thereof.

     This Note shall not be modified, amended or canceled except in writing by the MAKER and PAYEE or other assignee of this Note.

     The MAKER waives demand, presentment, protest, notice of nonpayment, notice of protest and any and all lack of diligence or delays which may occur in the collection of this Note.

     IN WITNESS WHEREOF, the MAKER has caused this Note to be duly executed in Cupertino, California.



                                            /s/ John O'Connell
                                         ----------------------
                                             JOHN O'CONNELL


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